Exhibit 10.11
A. SCHULMAN, INC.
NONQUALIFIED STOCK OPTION AWARD AGREEMENT

A. Schulman, Inc. (the “Company”) believes that its business interests are best served by extending to you an opportunity to earn additional compensation based on the growth of the Company’s business. To this end, the Company adopted, and its stockholders approved, the 2017 Equity Incentive Plan (the “Plan”) as a means through which employees like you may share in the Company’s success. Capitalized terms that are not defined herein shall have the same meanings as in the Plan.

1.
Nature of Award. Effective as of the date (the “Grant Date”) specified in the attached Notice of Grant (the “Grant Notice”), the Company hereby grants to the individual identified in the Grant Notice (the “Participant”) an award of Nonqualified Stock Options (“Options”) as set forth in the Grant Notice (the “Award”). The Award is subject to the terms and conditions described in the Grant Notice, this Nonqualified Stock Option Award Agreement (“Award Agreement”), and the Plan. The Options are nonqualified stock options which are not intended to be governed by Section 422 of the Code or qualify as Incentive Stock Options thereunder.

2.
Number of Options. The number of Options in this Award is set forth in the Grant Notice. For purposes of this Award Agreement, each Option represents the right to receive one Share per Option on the terms and conditions and at the Exercise Price all as set forth in this Award Agreement. The Options may be exercised in whole or in part and from time to time as hereinafter provided.

3.	Exercise Price per Share. The “Exercise Price” per Share at which the Participant will be entitled to purchase the Stock covered by the Options is $[xx.xx] per Share.

4.
Vesting. Your Options will be subject to vesting and then may be exercised in accordance with the following schedule (the “Normal Vesting Date(s)”), subject to your continued employment with the Company on the Normal Vesting Date.

Date of Vesting	Percentage of Options to Vest
Third Anniversary of Grant Date	100%
If the scheduled Normal Vesting Date is a non-business day, the next following business day will be considered the Normal Vesting Date.

5.	Effect of Termination. You may forfeit your Award if you terminate employment prior to a Normal Vesting Date, although this will depend on the reason for your termination, as provided below:
(a)    Termination for Any Reason other than Death, Disability, or Retirement. If you terminate for any reason other than due to death, Disability, or Retirement, then:

(i)	any Option that is unvested on the date of termination will be forfeited on that date; and

(ii)
Participant may at any time within ninety (90) days after the effective date of termination of employment exercise the Options that were vested immediately prior to the date of termination, provided that all unexercised vested Options shall lapse immediately upon a termination for Cause, and provided further that in no event shall the Options be exercisable after the Expiration Date.

(b)    Death; Disability. If you die or become Disabled, all unvested Options will fully vest and become exercisable on the date of your death or Disability. The Options may be exercised for a period of one (1) year following termination of employment due to death or Disability, provided that in no event shall the Options be exercisable after the Expiration Date.

(c)    Retirement. If you terminate due to Retirement, and provided that the Committee agrees to treat your termination as a Retirement, you will vest in a prorated portion of your then unvested Options determined by multiplying the number of Options by a fraction, the numerator of which is the number of whole months you were employed from the Grant Date to the date of Retirement, and the denominator of which is 36. For purposes of this calculation, a whole month will be determined on the basis of each monthly anniversary of the Grant Date occurring before the date of Retirement. All vested Options may be exercised for a period of one (1) year following termination of employment due to Retirement, provided that in no event shall the Options be exercisable after the Expiration Date.

(d)    Change in Control. Notwithstanding the foregoing, in the event of a Change in Control, All unvested Options shall become fully vested and exercisable (subject to the expirations provisions otherwise applicable to the Options). To the extent that your Options are subject to the requirements of Section 409A of the Code, any Change in Control must also constitute a “change in control event” as defined in Section 409A of the Code.

6.
Term of Options. The Options granted under this Award Agreement will expire, unless otherwise exercised, ten (10) years from the Grant Date, through and including the normal close of business of the Company on such tenth anniversary (the “Expiration Date”), subject to earlier termination as provided in Section 5 hereof.

7.
Exercise of Options. The vested Options may be exercised by the Participant in whole or in part by delivery to the Company of written notice of exercise in the form attached hereto as Exhibit A (“Exercise Notice”) and payment of the applicable Exercise Price as provided in Sections 8 and 9 hereof.

8.	Method of Exercising Options.

(a)
General. Subject to the terms and conditions of this Award Agreement and the Plan, you may exercise vested Options by timely delivery to the Company of the Exercise Notice, which notice will be effective on the date received by the Company. The Exercise Notice will state Participant’s election to exercise all or part of the Options, the number of Shares in respect of which an election to exercise has been made, and the method of payment elected (see Section 9 hereof). Such Exercise Notice will be signed by Participant (or other permitted person) and will be accompanied by payment of the applicable Exercise Price of such Shares. In the event the Options will be exercised by a person or persons other than the Participant pursuant to Section 12(a) hereof, such Exercise Notice will be signed by such other person or persons, will include the exact name or names in which the Shares will be registered and the Social Security number of such person or persons and will be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Options. All Shares delivered by the Company upon exercise of the Options will be fully paid and nonassessable upon delivery.

(b)
Taxes. No Shares will be delivered to the Participant or other person pursuant to the exercise of the Options until the Participant or other person has made arrangements acceptable to the Committee or the Company for the satisfaction of foreign, federal, state, and local income and employment tax withholding obligations as described in Section 12(c) hereof.

(c)
Participant’s Representations. In the event the Shares purchasable pursuant to the exercise of the Options have not been registered under the Securities Act of 1933, as amended, at the time the Options are exercised, the Participant will, if requested by the Company, concurrently with the exercise of all or any portion of the Options, deliver to the Company a standard investment representation statement.

9.
Method of Payment for Options. Payment for Shares purchased upon the exercise of Options will be made by Participant in cash; by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the aggregate exercise price (provided that such Shares had been held for at least six months or such other period required to obtain favorable accounting treatment and to comply with the requirements of Section 16 of the Act); by cashless exercise (including by withholding Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by applicable law); by a combination of these methods; or through any other method approved by the Committee.

10.
Delivery of Shares. No Shares will be delivered upon exercise of the Options until the following occurs: (i) the Exercise Price will have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; and (iii) approval of any governmental authority required in connection with the Options, or the issuance of Shares thereunder, has been received by the Company. Participant understands and agrees that Company may cause certain legends as appropriate to reflect applicable state and federal securities laws or applicable contractual restrictions to be placed upon any certificate(s) evidencing ownership of the Shares delivered upon exercise of the Options.

11.
Securities Act. The Company will not be required to deliver any Shares pursuant to the exercise of all or any part of the Options if, in the opinion of counsel for the Company, such issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations.

12.	Miscellaneous:

(a)
Beneficiary. You may designate a Beneficiar(ies) to receive any portion of your Award and any other right granted herein under the Plan that is unsettled at your death. To do so, you must complete a beneficiary designation form by contacting Katie Pickle, Global Total Rewards Manager, by telephone ((832) 663-3107) or by email (Katie.Pickle@aschulman.com). If you previously completed a valid beneficiary designation form, such form will apply to the Awards until it is changed or revoked. If you die without correctly completing a beneficiary designation form, or if your designated beneficiary does not survive you, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

(b)
Nontransferability. The Options may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. However, as described above, you may complete a beneficiary designation form to name the person to receive any portion of your Awards that are settled after you die.

(c)
Taxes and Tax Withholding. The Company or a Subsidiary, as applicable, will have the power and right to deduct, withhold or collect any tax, social security contribution, payroll tax or other amount required by law or regulation, or elected by the Participant, to be withheld with respect to any taxable event arising with respect to the Options. To the extent permitted by the Committee, in its sole discretion, this amount may be:

(i)withheld from other amounts due to the Participant, (ii) withheld from the value of any Shares transferred in connection with the exercise of the Options, or (iii) collected directly from the Participant. The amount to be withheld may relate to amounts due in more than one jurisdiction and in all cases shall be as determined by the Committee in its discretion. Unless the Participant has otherwise irrevocably elected a different method to satisfy the withholding, the Participant shall be deemed to have elected to satisfy the withholding requirement by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections will be irrevocable and made in writing and will be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

You understand that you are solely responsible for filing any relevant documentation (including, without limitation, tax returns or reporting statements) that may be required in relation to the Award

(including, without limitation, any such documentation related to the holding of shares or any bank or brokerage account, the subsequent sale of shares, or the receipt of any dividends). You further acknowledge that the Company or an Affiliate (as applicable) does not commit to and is under no obligation to structure the terms or any aspect of the Award to reduce or eliminate your liability for taxes or other amounts due or to achieve any particular tax result.

(d)
Foreign Exchange Restrictions. You understand and agree that neither the Company nor any Affiliate is responsible or liable for (i) any foreign exchange fluctuation between your local currency (if applicable) and the United States Dollar (or the selection by the Company or Affiliate of any applicable foreign exchange rate it may determine in its discretion to be appropriate) that may affect the value of this Award or the calculated income, taxes or other amounts thereunder, or any related taxes or other amounts, or (ii) any decrease in the value of Shares.

(e)
Not an Employment Agreement. This grant of Options imposes no obligation on the Company or any Affiliate to employ the Participant for any period. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Participant and the Company or any Affiliate or to guarantee the right to remain employed by the Company or any Affiliate for any specified term.

Furthermore, except as otherwise expressly provided in a written employment agreement between Participant and the Company, this Award is made solely at the discretion of the Company and the Committee, and this Award Agreement, the Plans, and any other Plan documents (i) are not part of your employment contract, if any, and (ii) do not guarantee either your right to receive any future grants under the Plans (even if Awards have been granted repeatedly in the past) or the inclusion of the value of any grants in the calculation of severance payments, if any, upon termination of employment.

You further agree, except as otherwise expressly provided in a written employment agreement between Participant and the Company, to waive all and any rights to compensation or damages for the termination of your office or employment with the Company or an Affiliate for any reason whatsoever (including unlawful termination of employment) insofar as those rights arise or may arise from you ceasing to have rights under the Plans as a result of that termination or from the loss or diminution in value of such rights or entitlements.

(f)
Requirements of Law. This grant of Options shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Shares pursuant to this Award, at any time, if the offering of the Shares covered by this Award violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.

Furthermore, you understand that, to the extent applicable, the laws of the country in which you are working at the time of grant and/or vesting of this Award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent settlement of this Award or may subject you to additional procedural or regulatory requirements for which you are solely responsible and that you will have to independently fulfill in relation to this Award, and that sales of Shares may be subject to restrictions under United States federal securities laws, and the laws, rules or regulations of any other relevant federal, state or local jurisdiction, and under Company policies including insider trading policies and procedures.

Any summaries of potentially applicable legal restrictions and requirements furnished in connection with the Plan are not intended to be exhaustive, and you acknowledge that other rules may apply. The Company reserves the right to impose other requirements on your participation in the Plan, Awards granted thereunder, and any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

(g)
Governing Law. This Award Agreement will be interpreted and construed in accordance with and governed and enforced by the laws (other than laws governing conflicts of laws) of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.

(h)
Severability. The provisions of this Award Agreement are severable, and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(i)
Waiver. No failure or delay by the Company to enforce any provision of this Award Agreement or exercise any right or remedy provided by law shall constitute a waiver of that or any other provision, right or remedy, nor shall it prevent or restrict the further exercise of that or any other provision, right or remedy. No single or partial exercise of such provision, right or remedy shall prevent or restrict the further exercise of that or any other provision, right or remedy.

(j)
Data Privacy. In order to perform its obligations under the Plans or for the implementation and administration of the Plans, the Company or Affiliate may collect, transfer, use, process, or hold certain personal data about you. Such data includes, but is not limited to, your name, nationality, citizenship, work authorization, date of birth, age, government or tax identification number, passport number, brokerage account information, address, compensation and equity award history, and beneficiaries’ contact information.

By accepting this Award, you explicitly consent to the collection, transfer (including to third parties in your home country or the United States or other countries, such as but not limited to human resources personnel, the Company’s legal and/or tax advisors, and brokerage administrators), use, processing, holding, electronically or otherwise, of your personal data in connection with this or any other equity award. Refusal or withdrawal of consent may affect your ability to participate in the Plan or to realize benefits under it. At all times the Company shall maintain the confidentiality of the your personal data, except to the extent the Company is required to provide such information to governmental agencies or other parties; any such actions will be undertaken by the Company only in accordance with applicable law.

(k)
Other Agreements. Your Award of Options is subject to the terms of any other written agreements between you and the Company or a Related Entity or Affiliate to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.

(l)
Adjustments to Your Awards. Subject to the terms of the Plan, your Options will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of your Shares will be adjusted to reflect a stock split, a stock dividend, recapitalization, including an extraordinary dividend, merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or other similar corporate change affecting Shares).

(m)
Other Rules. Your Awards are subject to additional rules as described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of your Awards. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. To the extent you have been provided with a copy of this Award Agreement, the Plan or any other documents relating to this Award in a language other than English, the English language document will prevail in case of any ambiguity or divergence resulting from the translation of such documents.

(n)
Section 409A of the Code. This Award Agreement is intended, and shall be construed and interpreted, to comply with Section 409A of the Code and if necessary, any provision shall be held null and void to the extent such provision (or part thereof) fails to comply with Section 409A of the Code or the Treasury Regulations thereunder. For purposes of Section 409A of the Code, each payment of compensation under the Award Agreement shall be treated as a separate payment of compensation. Any amounts payable solely on account of an involuntary termination shall be excludable from the requirements of Section 409A of the Code, either as separation pay or as short-term deferrals to the maximum possible extent. Nothing herein shall be construed as the guarantee of any particular tax treatment to the Participant, and the Company shall have no liability with respect to any failure to comply with the requirements of Section 409A of the Code. Any reference to the Participant’s “termination” shall mean the Participant’s “separation from service,” as defined in Section 409A of the Code. In addition, if the Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any amount in connection with an Option that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s termination until the expiration of six months from the date of such termination (or, if earlier, the Participant’s death). Any payment or distribution that is delayed pursuant to the preceding sentence shall be paid or distributed on the first business day of the seventh month following such termination.

(o)	Clawback. The Options and any Shares issued in connection with the exercise of the Options are subject to any clawback policy adopted by the Company from time to time.

(p)	Obligation to Exercise. Participant will have no obligation to exercise any Option granted by this Award Agreement.

(q)	Tax Characterization. The Option is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(r)
Appendix. Notwithstanding any provisions in this Award Agreement, if you reside outside of the United States, certain additional general terms and conditions as set forth in the Appendix will apply to you. In addition, the Options shall be subject to any special terms and conditions set forth in the Appendix for the jurisdiction in which you reside. If you relocate from the United States to a country outside the United States or relocate between the jurisdictions specified in the Appendix, the additional general and special terms and conditions, as applicable, will apply to you, to the extent that the Committee determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plans. The Appendix constitutes part of this Award Agreement.

(s)	Acceptance. You must accept the Award and agree to the terms and conditions of the Award as described above by electronically accepting this Award Agreement within 60 days of the Grant Date.

EXHIBIT A

A. SCHULMAN, INC.
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
EXERCISE NOTICE

A. Schulman, Inc.
3627 Ridgewood Road Fairlawn, OH 44333

Attention: Total Rewards Manager

Today’s Date:
Participant’s Name:
Exerciser’s Name (if not Participant):
Address of Participant or other Exerciser:
Grant Date: January 10, 2018
Exercise Price per Share: $38.90
Total Number of Shares to be purchased through exercise of the Options:
Aggregate Exercise Price: $

1.
Effective as of today, the undersigned Participant, Participant’s Beneficiary or Participant’s legal representative (“Exerciser”) hereby elects to exercise the Participant’ option to purchase the above referenced number of shares of the common stock, $1.00 par value (the “Shares”) of A. Schulman, Inc., a Delaware corporation (the “Company”) under and pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”) and the Nonqualified Stock Option Award Agreement (the “Award Agreement”) described above. To the extent not specifically provided herein, all capitalized terms used in this Exercise Notice will have the same meanings ascribed to them in the Plan and the Award Agreement, as the case may be.

2.
Representation of Exerciser other than the Participant. Any Exerciser other than the Participant acknowledges that such person (a) has the right to exercise the Option as either the Participant’s Beneficiary following Participant’s death or as Participant’s legal representative following Participant’s Disability; (b) has attached to this Exercise Notice the exact name(s) and social security number(s) for the person to whom the Shares should be issued; and (c) has attached to this Exercise Notice evidence acceptable to the Company that the Participant has died or become Disabled and that such Exerciser has the authority to exercise the Options.

3.
Representations of the Exerciser. The Exerciser acknowledges that the Exerciser has received, read, and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.
Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in of the Plan.

5.
Delivery of Payment. The Exerciser herewith delivers to the Company as payment for Shares purchased upon the exercise of Options in an amount equal to the full Exercise Price for the Shares, plus any taxes referenced in section 7 hereof:

•	cash, by personal check or money order payable to A. Schulman, Inc.;

•	tender of previously acquired Shares;

•	cashless exercise (by authorizing withholding Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by applicable law); or

•	a combination of these methods, as described as follows:

______________________________________________________________________________

6.
Tax Consultation. The Exerciser understands that the Exerciser may suffer adverse tax consequences as a result of the purchase or disposition of the Shares. The Exerciser represents that the Exerciser has consulted with any tax consultants the Exerciser deems advisable in connection with the purchase or disposition of the Shares and that the Exerciser is not relying on the Company for any tax advice.

7.
Taxes. The Exerciser agrees to satisfy all applicable foreign, federal, state, and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

8.
Restrictive Legends. Exerciser understands and agrees that Company may cause certain legends as appropriate to reflect applicable state and federal securities laws or applicable contractual restrictions to be placed upon any certificate(s) evidencing ownership of the Shares delivered upon exercise of the Option.

9.
Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice will be binding upon the Participant, the Exerciser, and their heirs, executors, administrators, successors, and assigns.

10.	Headings. The captions used in this Exercise Notice are inserted for convenience and will not be deemed a part of this agreement for construction or interpretation.

11.
Interpretation. Any dispute regarding the interpretation of this Exercise Notice will be submitted by the Exerciser or by the Company forthwith to the Committee, which will review such dispute at its next regular meeting. The resolution of such a dispute by the Committee will be final and binding on all persons.

12.
Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Ohio without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Ohio to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable.

13.
Notices. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

14.	Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

15.
Entire Agreement. The Plan and the Award Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s rights except by means of a writing signed by the Company and the Participant.

Submitted by:	Accepted by:

PARTICIPANT/EXERCISER:	A. SCHULMAN, INC.

By:

Title:
(Signature)

Address:	Address:

3637 Ridgewood Road
Fairlawn, OH 44333
ATTN: Total Rewards Manager

APPENDIX

COUNTRY SPECIFIC TERMS AND CONDITIONS

The following country-specific notices, disclaimers, and/or terms and conditions apply to grantees in the countries listed below and may be material to your participation in the Plans. Such information may apply if you reside or work in, or move to or otherwise become subject to the laws or Company policies of, a particular country while holding or selling Shares received under the Plans. In any such case, the Company may also withhold or account for tax or related liabilities in more than one jurisdiction. You solely are responsible for any obligations outlined below. As local laws are often complex and change frequently and the information provided is general in nature and may not apply to your specific situation, the Company cannot assure you of any particular result, and you should seek your own professional legal and tax advice.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares is registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Plans, grant documentation, and any other communications or materials that you may receive regarding participation in the Plans do not constitute advertising or an offering of securities outside the United States, and do not constitute a public offer. The issuance of securities described in any Plan-related documents is not intended for public offering or circulation in your jurisdiction.

European Union    Data Privacy

The following supplements the Data Privacy section of the Award Agreement:

For purposes of European Union data protection laws, A. Schulman, Inc. with registered office at 3637 Ridgewood Road Fairlawn, Ohio 44333, USA is the data controller. Providing personal data is voluntary but necessary to be a beneficiary of the Plan. Any personal data provided will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You have a right to access and rectify your data and request additional information about the storage and processing of your data, without cost, in accordance with European Union data protection law. You also have the right to refuse or withdraw the consents herein.

Belgium        Tax Considerations
If the Option is accepted in writing within 60 days of the offer date, the Option will be subject to taxation on the 60th day following the offer date of the Option. If you do not accept the Option in writing within 60 days of the offer, you will be taxed at exercise. Please refer to the additional taxation memo that you will receive along with your grant for a more detailed description of the tax consequences of choosing to accept the Option within 60 days of the offer date. You should consult your personal tax advisor regarding the tax consequences and completion of the additional forms.

Foreign asset reporting
Rules regarding the reporting of assets (including shares) held outside Brazil may apply to Shares received upon vesting.

Please also refer to the European Union section above.

Brazil            Foreign asset reporting
Rules regarding the reporting of assets (including shares) held outside Brazil may apply to Shares received upon vesting.

Exchange Control Notification

Specific foreign exchange rules may apply to the repatriation of any funds received in respect of the Shares.

France            Consent to Receive Information in English
This form and related documents are drawn up in English at the express wish of the parties. Ce formulaire ainsi que les documents qui s’y rattachent sont rédigés en anglais à la demande expresse des parties.

Foreign asset reporting
Rules regarding the reporting of assets (including shares) held outside France may apply to Shares received upon vesting.

Please also refer to the European Union section above.
Germany        Please refer to the European Union section above.

Indonesia        There are no country-specific provisions.

Malaysia        There are no country-specific provisions.

Mexico        There are no country-specific provisions.

Netherlands        Please refer to the European Union section above.

Poland         Foreign asset reporting
Rules regarding the reporting of assets (including shares) held outside Poland may apply to Shares received upon vesting.

Please also refer to the European Union section above.

Spain            Foreign asset reporting
Rules regarding the reporting of assets (including shares) held outside Spain may apply to Shares received upon vesting.

Please refer to the European Union section above.
Sweden         Please refer to the European Union section above.

Switzerland         There are no country-specific provisions.

United Kingdom    Please refer to the European Union section above.